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                                                                   EXHIBIT 99.1



PSB GROUP, INC. ANNOUNCES
FIRST-QUARTER EARNINGS


Madison Heights, MI. April 7, 2004 -- PSB Group, Inc., (OTCBB: PSBG), the bank holding company for Peoples State Bank, a Michigan state-chartered bank with offices in Wayne, Oakland and Macomb Counties, announced net income for the first quarter of 2004 was $858,000, or $.30 per average outstanding share, compared to $1,052,000, or $.33 per average outstanding share in the first quarter of 2003.

Total assets as of March 31, 2004 were $408,003,000 compared to $402,920,000 on March 31, 2003. The lending portfolio totaled $340,736,000 as of March 31, 2004 compared to $291,893,000 at March 31, 2003, representing a 17% increase in total loans. Deposits totaled $359,414,000 on March 31, 2004 compared to $349,831,000 at the same time 2003.

Peoples State Bank is an independent, locally owned community bank, founded in 1909. The bank currently serves the tri-county area with ten offices in Farmington Hills, Grosse Pointe Woods, Hamtramck, Madison Heights, St. Clair Shores, Southfield, Sterling Heights and Warren.


Contact:    David A. Wilson
            Senior Vice President & CFO
            (248) 548-2900



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